UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 1, 2018
(Date of earliest event reported)

Asure Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 N. Capital of Texas Hwy, Suite 350, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities

On July 2, 2018, we issued 225,089 shares of our common stock to the shareholders of USA Payrolls Inc., a New York corporation, as part of the purchase price consideration paid in connection with our acquisition of all of the capital stock of USA Payrolls Inc. The shares were valued at $3,600,000 based on a volume weighted average of the closing prices of our common stock during a 90-day period. The issuance and sale of the shares of our common stock in connection with this acquisition are exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

Item 8.01.  Other Events.

Effective July 1, 2018, we acquired all of the capital stock of USA Payrolls Inc., a payroll processing company based in Rochester, New York and a licensee of our Evolution software. We issued unregistered shares of our common stock in partial payment for the purchase price of the shares we acquired from the shareholders of USA Payrolls Inc. The information set forth under Item 3.02 is incorporated herein by reference in its entirety.

On July 3, 2018, we issued a press release announcing this event. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits Exhibit No.	Description_______________________________
99.1	Press release dated July 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: July 3, 2018	By:	/s/ Kelyn Brannon
Kelyn Brannon, Chief Financial Officer